Exhibit 99.1
Bellicum Announces Reverse Stock Split

HOUSTON, February 5, 2020 -- Bellicum Pharmaceuticals, Inc. (Nasdaq: BLCM) (“Bellicum” or the “Company”), a leader in developing novel, controllable cellular immunotherapies for cancers, today announced that the Company effected a reverse stock split of its issued and outstanding common stock, at a ratio of 1-for-10. The effective time of the reverse stock split will be 5 p.m. ET on February 5, 2020. The Company’s common stock will begin trading on a split-adjusted basis commencing upon market open on February 6, 2020.

As previously disclosed, at a special meeting of stockholders held on January 15, 2020, the Company’s stockholders voted to approve a proposal authorizing the Board of Directors of the Company to amend the Company’s certificate of incorporation to effect a reverse stock split and a corresponding reduction in the authorized shares of the Company’s common stock. On January 27, 2020, the Board of Directors approved a 1-for-10 reverse stock split.

As a result of the reverse split, each 10 shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.01 per share. The Company’s common stock will trade under a new CUSIP number, 079481 404, effective February 6, 2020, and remain listed on the Nasdaq Global Market under the symbol “BLCM”. The reverse stock split reduces the number of shares of common stock issuable upon the conversion of the Company’s outstanding shares of preferred stock and the exercise or vesting of its outstanding stock options, restricted stock units and warrants in proportion to the ratio of the reverse stock split and causes a proportionate increase in the conversion and exercise prices of such preferred stock, stock options and warrants.

No fractional shares of common stock will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. The reverse stock split impacts all holders of the Company’s common stock proportionally and will not impact any stockholder’s percentage ownership of the Company common stock (except to the extent the reverse stock split results in any stockholder owing only a fractional share).

Bellicum has chosen its transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), to act as exchange agent for the reverse stock split. Stockholders owning shares via a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split and will not be required to take further action in connection with the reverse stock split, subject to brokers’ particular processes. For those stockholders holding physical stock certificates, AST will send instructions for exchanging those certificates for shares held in book-entry form representing the post-split number of shares. AST can be reached at (800) 937 5449 or (718) 921 8124.

About Bellicum Pharmaceuticals
Bellicum is a clinical stage biopharmaceutical company striving to deliver cures through controllable cell therapies. The company’s next-generation product candidates are differentiated by powerful cell signaling technologies designed to produce more effective CAR-T and allogeneic cell therapies. Bellicum’s lead GoCAR-T® candidate, BPX-601, is designed to be a more efficacious CAR-T cell product capable of overriding key immune inhibitory mechanisms. More information about Bellicum can be found at www.bellicum.com.
Forward-Looking Statements
This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Bellicum may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “designed,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: statements regarding the expected commencement of trading of the Company’s post-split common stock. Various factors may cause differences between Bellicum’s expectations and actual results as discussed in greater detail under the heading “Risk Factors” in Bellicum’s filings with the Securities and Exchange Commission, including without limitation our quarterly report on Form 10-Q for the three months ended September 30, 2019 and our annual report on Form 10-K the year ended December 31, 2018. Any forward-looking statements that Bellicum makes in this press release speak only as of the date of this press release. Bellicum assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Source: Bellicum Pharmaceuticals
Investors:
Robert H. Uhl
Managing Director
Westwicke IR
858-356-5932
Robert.uhl@westwicke.com

Media:
Kate Coyle
Senior Vice President
Westwicke PR
203-682-8210
kate.coyle@icrinc.com